UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2013

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35416	26-3718801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 8, 2013, J. Mike Stice was appointed to serve as an independent director of the Board of Directors of U.S. Silica Holdings, Inc. (“U.S. Silica”) and as an independent member of the Board’s Compensation and Governance Committee.

Mr. Stice will be entitled to certain cash and equity compensation arrangements described in that certain Letter Agreement, dated October 8, 2013, by and between Mr. Stice and U.S. Silica, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Stice will also be entitled to enter into U.S. Silica’s standard indemnification agreement for directors.

There are no arrangements or understandings between Mr. Stice and any other persons pursuant to which Mr. Stice was selected as a director. There are no relationships between Mr. Stice and U.S. Silica or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of U.S. Silica’s press release announcing the appointment of Mr. Stice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated October 8, 2013, by and between J. Mike Stice and U.S. Silica.

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.20 to Amendment No. 5 to U.S. Silica’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 29, 2011 (File No. 333-175636)).

99.1	Press Release issued October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2013
U.S. SILICA HOLDINGS, INC.

/s/ Christine C. Marshall
Christine C. Marshall General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated October 8, 2013, by and between J. Mike Stice and U.S. Silica.

10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.20 to Amendment No. 5 to U.S. Silica’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 29, 2011 (File No. 333-175636)).

99.1	Press Release issued October 10, 2013.